                          ARTICLES OF INCORPORATION

                                      OF

                                3420 SFR, INC.

                                      I

                The name of this corporation is 3420 SFR, INC.

                                      II

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III

                  The name and address in the State of California of this corporation's initial agent for service of process is: BRADLEY C. CALL, 21550 Oxnard Street, Suite 570, Woodland Hills, California 91367.

                                      IV

                  This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is one million (1,000,000).

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                                      V

                  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                      VI

                  The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaws provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

                                         /s/ Joan M. Marquardt
                                         ---------------------
                                             JOAN M. MARQUARDT

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                           CERTIFICATE OF AMENDMENT

                                      OF

                          ARTICLES OF INCORPORATION

                                      OF

                                3420 SFR, INC.

                        (CORPORATION I.D. NO. 1675487)

                  Brett Bandy and Jay Hodge certify that:

                  1. They are the president and the secretary, respectively, of 3420 SFR, Inc.

                  2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                  "The name of this corporation is BANDY HINGE, INC."

                  3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

                  4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  November 13, 1990

                                         /s/ Brett Bandy
                                         --------------------------
                                             Brett Bandy, President

                                         /s/ Jay Hodge
                                         --------------------------
                                             Jay Hodge, Secretary

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               CERTIFICATE OF ELECTION TO WIND UP AND DISSOLVE

                  DAVID J. AUGUSTINE CERTIFY THAT:

                  I AM THE SOLE DIRECTOR AND THAT ALSO

                  1. I AM THE PRESIDENT, OF BANDY HINGE, INC., A
CALIFORNIA CORPORATION.

                  2. THE CORPORATION HAS ELECTED TO WIND UP AND DISSOLVE.

                  3. THE ELECTION WAS MADE BY THE SHAREHOLDER WHICH REPRESENTS 100% OWNERSHIP AND VOTING POWER OF THE CORPORATION.

                  WE FURTHER DECLARE UNDER PENALTY OF PERJURY UNDER THE LAWS OF CALIFORNIA THAT THE MATTERS SET FORTH IN THIS CERTIFICATE ARE TRUE AND CORRECT OF OUR OWN KNOWLEDGE.

DATE:  March 15, 1992
                                         /s/ David J. Augustine
                                         ----------------------
                                             DAVID J. AUGUSTINE


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                           CERTIFICATE OF AMENDMENT

                                      OF

                          ARTICLES OF INCORPORATION

                                      OF

                              BANDY HINGE, INC.

                        (CORPORATION I.D. NO. 1675487)

                  BRADLEY C. CALL and JAY HODGE certify that:

                  1. They are the president and the secretary, respectively, of Bandy Hinge, Inc.

                  2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                  "The name of this corporation is BANDY MACHINING
                  INTERNATIONAL."

                  3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

                  4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: August 11, 1995
                                         /s/ Bradley C. Call
                                         ------------------------------
                                             Bradley C. Call, President

                                         /s/ Jay Hodge
                                         ------------------------------
                                             Jay Hodge, Secretary